                                                                    Exhibit 10.3

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

                            GREENWAY CONSULTING, LLC
                              RED TRAIL ENERGY, LLC
                                 RICHARDTON, ND

                                --CONFIDENTIAL--

                            GreenWay Consulting, LLC
                                --CONFIDENTIAL--

                         DEVELOPMENT SERVICES AGREEMENT

This Agreement is entered into the 17th day of December, 2003, by and between RED TRAIL ENERGY, LLC, a North Dakota Limited Liability Company of Richardton, North Dakota, (hereinafter "RTE") and GREENWAY CONSULTING, LLC, a Minnesota Limited Liability Company of Morris, Minnesota (hereinafter "GreenWay").

                                    RECITALS

WHEREAS, RTE requires Project Services (the "Services") in connection with the execution and delivery of project financing, facility design and construction, and initial plant operation for an ethanol production facility to be constructed during the term of this Agreement;

WHEREAS, RTE desires to engage GreenWay to render these specific Services; and

WHEREAS, RTE will be responsible for raising and providing seed capital and financial assistance to fund development costs and to raise certain equity funding for the project financing.

NOW THEREFORE, in consideration of the mutual covenants and stipulations hereinafter set forth, the parties agree as follows:

SECTION I. - SCOPE OF SERVICES PROVIDER. The Scope of Services provided by GreenWay.

     A.   PHASE I - PROJECT DEVELOPMENT

     1.   PROJECT COORDINATION AND DEVELOPMENT:

          a.   Assist and advise RTE in recruiting and hiring a Project
               Coordinator;

          b. Assist and advise RTE in engaging other firms to provide legal, accounting, risk management, and marketing expertise;

          c. Assist and advise RTE in the site evaluation and selection process;

          d. Assist and advise RTE in the negotiations of various contracts including insurance, utilities (gas, electrical, water, waste water), rail, raw material supply, and product off-take;

          e.   Assist and advise RTE in obtaining various permits; and

          f. Assist and advise in the preparation of a Development Business Plan including a financial model with five years of operation projections (Exhibit C - Index).

                            GreenWay Consulting, LLC
                                --CONFIDENTIAL--

     2.   DESIGN AND CONSTRUCTION:

          a. Assist and advise RTE in selecting a design and engineering firm and in negotiating a contract regarding price, schedule, and performance;

          b. Assist and advise RTE in reviewing and approving preliminary and final process and detailed design;

          c. Assist and advise RTE in selecting a construction company and in negotiating a contract regarding price, schedule, and performance.

     3.   FINANCING:

          a. Assist and advise in developing and implementing a strategy for the financing needs for the project and RTE, including seed capital, equity, and debt;

          b. Assist and advise in evaluating financial options, including associated costs and technical aspects of any USDA guarantee program, TIF, revenue bonds, subordinated debt, and State and Federal grants;

          c. Assist and advise in sourcing and evaluating negotiations of debt financing for the project, including construction financing and long-term debt financing; and

          d. Assist and advise in credit analyses, submissions, and presentations.

     B.   PHASE II - CONSTRUCTION

     1. Assist and advise RTE in recruiting and hiring RTE's owners' representative/construction supervisor;

     2. Attend monthly site progress meetings between RTE, Design Engineer and Contractor;

     3. Assist and advise during plant start-up with providing assistance and coordinating the activities of the Design Engineer and Contractor through and including the monitoring of the performance tests to assist in determining the performance criteria have been met.

     C.   PHASE III- INITIAL PLANT OPERATIONS THROUGH START-UP

     1.   Assist and advise RTE in recruiting and hiring all plant employees;

     2.   Assist and advise in providing initial employee training; and

     3. Assist and advise in providing on-site support staff through successful start-up and commissioning;

                            GreenWay Consulting, LLC
                                --CONFIDENTIAL--

     4. Assist and advise in providing technical support on an as-needed basis for start-up;

     5. Assist and advise in providing ongoing employee training through startup;

     6. Continuously advise RTE on ways to increase plant production and efficiency through start-up.

It is understood that the GreenWay will not limit its assistance to the services specifically enumerated above, but will extend their services and assistance as reasonably required to provide for the successful implementation of the project plan.

It is also understood that all services provided by the GreenWay will be provided on a best efforts basis with no warranties of performance.

SECTION II. -- COMPENSATION. Compensation for the Services provided under this Agreement shall be based on the following schedule:

     A. SERVICE RETAINER. RTE shall advance a non-refundable retainer of Two Hundred Thousand Dollars ($200,000) (the "Retainer") to GreenWay Consulting, LLC payment not to be made until seed capital funding is completed. RTE will be obligated to pay for expenses incurred by GreenWay under SECTION III. After the Retainer is received, GreenWay shall not receive any additional service compensation until Financial Close and shall then be paid additional service compensation as set forth in SCHEDULE 1: COMPENSATION FOR SERVICES.

     -    SCHEDULE 1 - COMPENSATION FOR SERVICES

SERVICE          FEE         SOURCE OF FUNDS               PAYMENT TERMS
-------          ---         ---------------               -------------
PHASE I     $1,250,000.00   PROJECT FINANCING   DUE IN FULL @ FINANCIAL CLOSE

PHASE II    $1,100,000.00   PROJECT FINANCING   25% DOWN @ FINANCIAL CLOSE - 50% @
                                                MECHANICAL
                                                COMPLETION - 25% @ SUCCESSFUL
                                                COMMISSIONING

PHASE III   $  700,000.00   PROJECT FINANCING   AT SUCCESSFUL COMMISSIONING

In no case will GreenWay share or split the fees delineated above with any other party currently assisting RTE in other endeavors. However, GreenWay may, at its sole discretion, choose to engage other companies (other than as identified in SECTION I) in order to effect the necessary transactions and may choose to share a portion of its fees for the services under this Agreement provided by those other companies.

Any lender commitment fees for any of the components of the funding shall be paid directly by RTE and will not be considered to be a part of the above scheduled fees for GreenWay.

                            GreenWay Consulting, LLC
                                --CONFIDENTIAL--

The following definitions apply to this section:

          a. Financial Close: Closing of senior debt financing for the project.

          b. Mechanical Completion: Completion of construction such that corn can be ground for ethanol production.

          c. Successful Commissioning: Production of ethanol meeting design specifications on a daily basis of nameplate production, and all production meets the guarantees provided by engineers and contractors.

          d. Project Financing: Total debt and equity financing of the project.

          e. Total Project Capitalization: The total source of funds including, but not limited to, grants, subordinated debt, senior debts, the equity portion of working capital, and revolving line of credit all as established as of Financial Close, provided, however, "Total Project Capitalization" does not include seed capital equity.

          f.   Working Capital: Operating revenues of the plant.

          g. Seed Capital: At risk money for project development exclusive of total project

          h.   Capitalization (e) above.

[NOTE: The Services delineated in SECTION I and the corresponding fees delineated in SECTION II do not contemplate that GreenWay will solicit seed capital, subordinated debt or equity on behalf of RTE. While GreenWay will prepare materials and assist in making presentations under this Agreement, GreenWay or its members may assist RTE in direct solicitation of seed capital, subordinated debt, or equity, but such solicitation must be done on other mutually agreed terms and conditions.]

SECTION III. - EXPENSES.

     A.   OUT-OF-POCKET EXPENSES

          RTE will be responsible for all of GreenWay's out-of-pocket expenses, including travel, lodging, meals, communication, cost of financial analysis, e.g. CPA prepared and approved GAAP financial information required by the capital markets, and reports prepared in fulfilling its duties for the Services outlined in SECTION I. If expenses (excluding Costs of Issuance as stated below) exceeding $5,000 per month are required, GreenWay shall seek pre-approval by RTE, which shall not be unreasonably withheld. GreenWay shall submit monthly updated expense reports to RTE for reimbursement. If RTE obtains its equity from producer members and investors there would be no anticipated "Costs of Issuance". If RTE seeks bond financing, issues debentures, or otherwise issues instruments to obtain financing, there will be fees and expenses commonly known as Costs of Issuance. RTE will be responsible for the payment of all Costs of Issuance, fees and expenses, including but not limited to: publication expenses, legal counsel, bond counsel, ratings, credit enhancement, all travel, printing of bonds, printing and

                            GreenWay Consulting, LLC
                                --CONFIDENTIAL--

          distribution of required disclosure documents, trustee fees, agent fees, CUSIP registration, and the like, provided however, RTE shall review and approve the Costs of Issuance prior to being incurred. In the event such a financing is attempted and ultimately does not occur, RTE will be responsible for paying all of the aforementioned pre-approved expenses.

     B.   GENERAL MANAGER & PLANT MANAGER SALARIES.

          Approximately six (6) months prior to anticipated plant commissioning, Greenway will hire a General Manager and a Plant Manager for the Plant. All salary and benefits paid by Greenway shall be reimbursed to Greenway within ten (10) days of invoice to RTE.

SECTION IV. - TERM OF AGREEMENT: TERMINATION. The term of this Agreement shall begin on the date of execution set forth above and shall have an expiration date upon reaching Successful Commissioning of the plant. RTE and GreenWay as the non-defaulting party each shall retain the right to terminate this Agreement if either party fails to perform ("defaults") under the terms of this contract and attachments, including but not limited to meeting major milestones in development by their completion dates in Schedule 2 below. All expenses under
SECTION III shall be paid through Termination. Termination of this Agreement by RTE prior to Financial Close but after meeting the Business Plan and Capitalization Plan milestones in Schedule 2, followed by a Financial Close will result in RTE paying GreenWay a termination fee equal to the Phase I fee shown in Schedule 1 above. To terminate this Agreement, the non-defaulting party must notify the defaulting party in writing describing the cause of default and pay any uncontested amounts that are due through the date of the notice.

     -    SCHEDULE 2 - MILESTONES AND COMPLETION DATES

     MILESTONE                                       COMPLETION DATE   FAILURE
     ---------                                       ---------------   -------
1.   RTE raising at least                             ______________   GreenWay may terminate
     $1,000,000 in Seed Capital

2.   First draft Business Plan                        ______________   RTE may terminate

3.   First draft of Capitalization Plan               ______________   RTE may terminate

4.   Selection of Design Firm and Engineer            ______________   RTE or GreenWay may
                                                                       terminate

5.   Preliminary Resolution of Construction Issues    ______________   RTE or GreenWay may
     pre-PPM                                                           terminate

6.   Completion of raising at least                   ______________   RTE or GreenWay may
     $40,000,000 in Equity                                             terminate

7.   Financial Close                                  ______________   RTE or GreenWay may
                                                                       terminate

                            GreenWay Consulting, LLC
                                --CONFIDENTIAL--

SECTION V. - INDEPENDENT CONTRACTOR. GreenWay is an independent contractor and nothing in this Agreement shall constitute or designate GreenWay or any of its employees or agents as employees or agents of RTE.

SECTION VI- CONFIDENTIALITY. RTE agrees all services being provided in this Agreement are the work product of GreenWay and proprietary property of GreenWay. GreenWay agrees to license the use of the proprietary property to RTE exclusively for RTE's use for its development, construction and operation of its Richardton, North Dakota area ethanol production facility only. RTE agrees it shall not disclose any proprietary property (information or work product) to third parties, including the media, without the third party executing a nondisclosure agreement attached as Exhibit D and first obtaining written permission from GreenWay. GreenWay agrees that financial and other information about the ethanol production project will be developed by RTE and disclosed to GreenWay. GreenWay agrees that proprietary information of RTE will only be used for purposes of RTE's project and will not be disclosed to others without first obtaining written permission from RTE. In the event RTE or GreenWay violates the terms and spirit of this license and disclosure provision, RTE and GreenWay agree they will be subject to an injunction and such other relief as allowed by law, including any damages caused to the other party and reimbursement to the other party for any attorney fees and costs incurred by the other party in enforcing this provision.

SECTION VII. - ENTIRE AGREEMENT/AMENDMENTS. This Agreement constitutes the entire Agreement between the parties hereto and sets forth the rights, duties, and obligations of each to the other as of this date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force and effect. This Agreement may not be modified except in writing executed by both GreenWay and RTE.

SECTION VIII. - LEGAL ADVICE. Each Party agrees that it has relied on its own legal counsel or has had legal counsel available to them. The Parties agree they have not relied on any legal representations from the other party.

SECTION IX. - BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the Parties hereunder, and their respective representatives, distributees, successors and assigns.

SECTION X. NOTICES. Any written notice or communications required or permitted by this Agreement, or by law, to be served on, given to, or delivered to either party hereto by the other party, shall be in writing, and shall be deemed duly served, given, or delivered when personally delivered to the party to whom it is addressed, or in lieu of such personal services, when deposited in the United States' mail, first-class postage prepaid, addressed to:

Red Trail Energy, LLC
P.O. Box 11/11 South Avenue West
Richardton, North Dakota 58652

                            GreenWay Consulting, LLC
                                --CONFIDENTIAL--

     Attention: Frank Kirchenheiter

or to:

     GreenWay Consulting, LLC
     74 South County Road 22
     Morris, Minnesota 56267
     Attention: Gerald Bachmeier

SECTION XI. - CONTROLLING LAW. This Agreement and the rights of the Parties hereunder, will be governed by, interpreted and enforced in accordance with the laws of the State of North Dakota.

SECTION XII. - DISPUTE/ARBITRATION. If any dispute arises out of or in connection with this Agreement, the obligations arising under it or the interpretation of its terms, the matter shall be referred to arbitration pursuant to the Commercial Rules of the American Arbitration Association and according to the following terms:

     A. Either RTE or GreenWay may initiate arbitration by giving written notice requesting arbitration to the other.

     B. The parties shall select a single arbitrator by mutual agreement, but if they fail to select an arbitrator within ten (10) calendar days of the receipt of notice of arbitration, then each party shall within seven (7) business days thereafter, appoint their respective arbitrator and the two (2) arbitrators thus chosen shall together, within seven (7) business days of their appointment, select a third arbitrator and that three member panel shall arbitrate the dispute. In the event that the two arbitrators shall fail within seven (7) business days of their appointment to select a third arbitrator, then upon written request of either party, the third arbitrator shall be appointed by the American Arbitration Association. If a party shall fail to appoint an arbitrator as required the arbitrator appointed by the other party shall be the sole arbitrator. The arbitration shall be conducted in Fargo, North Dakota.

     C. Within fifteen (15) business days of the appointment of the arbitrator or panel, as the case may be, each party shall state in writing its position concerning the dispute, supported by the reasons therefore, and deliver its position to the arbitrator(s) and the other party. If either party fails to submit its position in a timely manner, the position submitted by the other party shall be deemed correct, and the arbitration shall be deemed concluded. The parties shall then have ten
          (10) calendar days to respond to the position of the other party and deliver that response to the arbitrator(s). The arbitrator(s) shall, within thirty (30) calendar days thereafter, meet to consider the documents presented in order to make a determination by majority on the issues in dispute. Within fifteen (15) business days of the end of their meeting the arbitrator(s) shall present their award. The arbitrator(s) may

                            GreenWay Consulting, LLC
                                --CONFIDENTIAL--

          award a party the right to terminate this Agreement if termination is a remedy specified herein for the claim which is the subject of the arbitration.

     D. Each party in such arbitration shall bear one-half each of the expenses of the arbitrators), including their fees and costs, but each party shall bear their own expenses, including attorney's fees.

SECTION XIII. - LIMITATION OF LIABILITY; INDEMNIFICATION.

     A. GreenWay shall not be liable to RTE, its affiliates and each of their respective partners, directors, officers, agents, consultants, employees and controlling persons (all such persons for purposes of this SECTION XIII, a "RTE Party" or the "RTE Parties") for any losses, damages, expenses or liabilities (collectively, "Losses") suffered by a RTE- Party as a result of or relating to any act or omission of GreenWay, its affiliates or any of their respective partners, directors, officers, agents, consultants, employees and controlling persons (all such persons for purposes of this SECTION XIII, a "GreenWay Party or the GreenWay Parties") in performing the services under this Agreement, except to the extent and only to the extent of any direct (as opposed to consequential or incidental) damages or Losses suffered by a RTE Party which are caused proximately by (1) any acts of negligence or misrepresentations by a GreenWay Party; (2) GreenWay's breach of any provision of this Agreement; (3) any warranty, express or implied, or representation made by a GreenWay Party to any third party in connection with the project under development which is not authorized by RTE; (4) GreenWay's failure to meet its obligations to or perform any acts required under its agreements with its subcontractors, representatives or agents or any other third party; or (5) the relationship between GreenWay and any GreenWay Party. In addition to the foregoing limitation of liability, GreenWay's aggregate liability to the RTE Parties under this Agreement shall be limited to and shall not exceed the amount of compensation earned by GreenWay hereunder plus any expenses paid to GreenWay hereunder, except in the event any policy of insurance shall apply and in such case, Greenway's total liability shall be limited to any applicable insurance coverage. The foregoing limitations of liability shall not apply to GreenWay's indemnification of RTE Parties against third party claims as provided under SECTION XIII C hereof.

     B. RTE shall not be liable to any GreenWay Party for any Losses suffered by any GreenWay Party as a result of or relating to any act or omission of a RTE Party in connection with this Agreement or the project under development, except to the extent and only to the extent of any direct (as opposed to consequential or incidental) damages or Losses suffered by any GreenWay Party which are caused proximately by
          (1) any acts of negligence or misrepresentations by a RTE Party; (2) RTE's breach of any provision of

                            GreenWay Consulting, LLC
                                --CONFIDENTIAL--

          this Agreement; (3) any warranty, express or implied, or representation made by a RTE Party to any third party in connection with the project under development which is not authorized by GreenWay; (4) RTE's failure to meet its obligations to or perform any acts required under its agreements with its subcontractors, representatives or agents or any other third party; or (5) the relationship between RTE and any RTE Party. In addition to the foregoing limitation of liability, RTE's aggregate liability in the GreenWay Parties under this Agreement shall be limited to and shall not exceed the amount of compensation earned by GreenWay hereunder plus any expenses paid to Green Way hereunder, This limitation of liability shall not apply to RTE's indemnification of GreenWay Parties against third party claims as provided under SECTION XIIID hereof.

     C. GreenWay shall indemnify and hold harmless any RTE Party from and against any and all claims, demands, salts, actions or proceedings, including any Inquiry or investigation. ("Claims") brought by third parties based primarily on or arising proximately from (1) any acts of negligence or misrepresentations by a GreenWay Party; (2) GreenWay's bleach of any provision of this Agreement; (3) any warranty, express or implied, or representation made by a GreenWay Party to any third party in connection with the project under development which is not authorized by RTE; (4) Greenway's failure to meet its obligations to or perform any acts required under its agreements with its subcontractors, representatives or agents or any other third party; or
          (5) the relationship between GreenWay and any GreenWay Party. This indemnity and hold harmless shall include indemnity against all Losses, including reasonable attorneys fees, incurred by the RTE Party in connection with such Claim and the defense thereof, but shall exclude any consequential damages suffered by the RTE Party as a result of any such Claim brought by a third party. Provided, further, that the indemnity afforded under this SECTION XIII C shall not apply to any Claim or Losses actually paid pursuant to any insurance policy covering the RTE Party.

     D. RTE shall indemnify and hold harmless any GreenWay Party from and against any and all claims, demands, suits, actions or proceedings, including any inquiry or investigation ("Claims") brought by third parties arising from or in connection with any act, omission, transaction or event contemplated by the Agreement. This indemnity and hold harmless shall include indemnity against all Losses, including reasonable attorneys fees, incurred by the GreenWay Party in connection with such Claim and the defense thereof, but shall exclude any consequential damages suffered by the GreenWay Party as a result of any such Claim brought by a third party. Provided, further, that the indemnity afforded under this SECTION XIII D shall not apply to any Claim or Losses based primarily on or arising proximately from (1) any acts of negligence or misrepresentations by a

                            GreenWay Consulting, LLC
                                --CONFIDENTIAL--

          GreenWay Party; (2) GreenWay's breach of any provision of this. Agreement; (3) any warranty, express implied, or representation made by a Green Way Party to any third Party in connection with the project under development which is not authorized by RTE; (4) GreenWay's failure to meet its obligations to or perform any acts required under its agreements with its subcontractors, representatives or agents or any other third party; (5) the relationship between GreenWay and any GreenWay Party; or (6) actually paid pursuant to any insurance policy covering the GreenWay Party.

     E. The obligations of GreenWay and RTE under this SECTION XIII shall survive any termination of this Agreement. In the event of any fundamental change involving the corporate structure of either party, the obligations of the re-structuring party under this Agreement shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of the non-restructuring party hereto reasonably satisfactory to such non-restructuring party.

     F. In no event shall any GreenWay Party other than GreenWay be liable or responsible to a RTE Party for the debts, obligations or liabilities of GreenWay to such party under this Agreement. In no event shall any RTE Party other than RTE be liable or responsible to a GreenWay Party for the debts, obligations or liabilities of RTE to such party under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written. By the signature of its representatives below, each party affirms that it has taken all necessary action to authorize said representative(s) to execute this Agreement.

EACH PARTY AGREES IT HAS READ AND UNDERSTANDS ALL THE TERMS OF THIS AGREEMENT.

RED TRAIL ENERGY, LLC                   GREENWAY CONSULTING, LLC


By: /s/ Ambrose R. Hoff                 By: /s/ Gerald Bachmeier
    ---------------------------------       ------------------------------------
    Ambrose R. Hoff                         Gerald Bachmeier
    Its: President                          Its: Chief Manager

                                    AMENDMENT

             TO THE DECEMBER 17, 2003 DEVELOPMENT SERVICES AGREEMENT

     This Amendment to that certain Developmental Services Agreement of December 17, 2003 is entered into this 16th day of December, 2005 by and between GreenWay, LLC ("GreenWay") and Red Trail Energy, LLC ("Red Trail"):

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the parties hereby amend their original Developmental Services Agreement (See 7/11/02 Developmental Services Agreement attached hereto as Exhibit A) as follows;

     SECTION 2 - COMPENSATION shall be amended to reflect the following payment dates:

     PHASE I Shall be due at Financial Close or January 9, 2006 whatever occurs later

     25% OF PHASE II   Shall be due at Financial Close or January 9,
                       2006 whatever occurs later

All remaining terms of this Agreement shall remain in effect as originally agreed upon.

     THIS AMENDMENT IS ENTERED INTO THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                        GREENWAY CONSULTING, LLC


                                        /s/ Gerald Bachmeier
                                        ----------------------------------------
                                        Gerald Bachmeier
                                        By Its: Chief Manager


                                        RED TRAIL ENERGY, LLC


                                        /s/ Ambrose R. Hoff
                                        ----------------------------------------
                                        Ambrose R. Hoff
                                        By Its: President